                                                                      Exhibit 99

                              CAUTIONARY STATEMENT

The Company cautions readers not to place undue reliance upon the information contained herein. The Monthly Operating Report ("Operating Report") contains unaudited information, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report contains information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial statements or in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings. Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, including those described in this report, many of which are beyond the Company's control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods or the periods covered in the Company's reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise the Operating Report.

As previously reported, on March 7, 2003, the SEC commenced a civil proceeding against the Company in federal court in Chicago alleging, among other things, that the Company's public disclosures violated Sections 10(b) and 13(a) of the Securities Exchange Act of 1934. Simultaneous with the filing of the SEC's complaint, the Company announced that it had entered into a consent and stipulation with the SEC resolving, in part, the claims asserted in the SEC action. Solely for purposes of resolving the SEC action, the Company consented to the entry of a partial final judgment, which was entered against the Company on March 18, 2003, and amended on March 27, 2003. Under the terms of the SEC Judgment, the Company agreed, among other things, to the entry of a permanent injunction enjoining any conduct in violation of Sections 10(b) and 13(a) of the Securities Exchange Act and various rules and regulations thereunder. The Company also consented to the appointment of an independent examiner by the court to review its financial records since January 1, 2000, and to provide a report to the court and other parties within 120 days regarding accounting irregularities. As part of the settlement, the Company neither admitted nor denied the allegations of the SEC's complaint. The SEC reserved its right to petition the court to require the Company to pay disgorgement, prejudgment interest and civil penalties, or to impose other equitable relief. The Company is cooperating fully with the ongoing SEC investigation.

In addition, the Company's outside auditors, KPMG LLP, advised the Company that they would not be able to complete the audit of the Company's 2002 financial statements and review of the Company's March 2003 quarterly financial statements until the Company was able to provide the required officer certifications and KPMG LLP had an opportunity to review and consider the report of the independent examiner appointed under the terms of the SEC Judgment.

The Company is filing its monthly operating report for the six weeks ended April 26, 2003, however, the 2002 historical financial statements, which were utilized to develop this report, have not been audited and, accordingly, the Company cannot give any assurance that the financial information contained herein will not be subject to future adjustment. Specifically, the Company is unable at this time to predict what the independent examiner's report will conclude or whether these conclusions will require any adjustments to the Company's financial statements or disclosures. In addition, the Company's pending bankruptcy case or the formation or consummation of a plan of reorganization may result in the need to adjust the financial statements or disclosures included in this report. Future events may also result in adjustments to the financial statements or disclosures.

                         UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK
-----------------------------

In re:                                           Chapter 11 Case No.

SPIEGEL, INC., et al.                            03-11540 (CB)



                                                 (Jointly Administered)





                         MONTHLY OPERATING STATEMENT FOR
                THE PERIOD FROM MARCH 17, 2003 TO APRIL 26, 2003


   DEBTORS' ADDRESS:                SPIEGEL, INC.
                                    3500 LACEY ROAD
                                    DOWNERS GROVE, IL 60515

                                    DISBURSEMENTS MADE BY SPIEGEL, INC. AND ITS
                                    DEBTOR SUBSIDIARIES (IN THOUSANDS): $198,854

   DEBTORS' ATTORNEYS:              SHEARMAN & STERLING
                                    599 LEXINGTON AVE
                                    NEW YORK, NY 10022

                                    CONSOLIDATED OPERATING LOSS
                                    (IN THOUSANDS): $77,445

   REPORT PREPARER:                 SPIEGEL, INC.

   THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

          The undersigned, having reviewed the attached report declares under the penalty of perjury, that the information contained therein is true and correct as of the date of this report to the best of my knowledge, information and belief.


                                             /s/ Jim Pekarek
                                             -----------------------------------
                                             Jim Pekarek
                                             Vice President-Corporate Controller


   Indicate if this is an amended statement by checking here

                                                 AMENDED STATEMENT
                                                                  --------------

                         SPIEGEL, INC. AND SUBSIDIARIES

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

                                                                                                            PAGE
                                                                                                            ----
Financial Statements as of and for the Six Weeks Ended April 26, 2003:
   Consolidated Balance Sheet ..........................................................................     1

   Consolidated Statement of Operations ................................................................     2

   Consolidated Statement of Cash Flows ................................................................     3

   Notes to Consolidated Financial Statements ..........................................................     4

Schedules:

   Schedule 1:  Consolidating Balance Sheet as of April 26, 2003 .......................................     7

   Schedule 2:  Total Disbursements by Filed Legal Entity for the Six Weeks Ended April 26, 2003 .......     8

   Schedule 3:  Additional Information .................................................................     9

                         Spiegel, Inc. and Subsidiaries
                             Debtors-in-Possession
                           Consolidated Balance Sheet
                                 April 26, 2003
                                  (unaudited)
              ($000s omitted, except share and per share amounts)


ASSETS

Current assets:
   Cash and cash equivalents                                       $    61,518
   Receivables, net                                                     64,605
   Inventories                                                         417,139
   Prepaid expenses                                                     87,226
   Refundable income taxes                                               1,066
                                                                   -----------
       Total current assets                                            631,554
                                                                   -----------

Property and equipment, net                                            287,435
Intangible assets, net                                                 135,721
Other assets                                                            72,492
                                                                   -----------

       Total assets                                                $ 1,127,202
                                                                   ===========

LIABILITIES and STOCKHOLDERS' DEFICIT

Liabilities not subject to compromise
   Current liabilities:
       Accounts payable and accrued liabilities                    $   275,490
       Current portion of long-term debt                                48,000
       Net liabilities of discontinued operations                       13,090

                                                                   -----------
       Total current liabilities                                       336,580
                                                                   -----------

Liabilities subject to compromise                                    1,440,504

       Total liabilities                                             1,777,084
                                                                   -----------

Stockholders' deficit:
   Class A non-voting common stock, $1.00 par value; authorized
       16,000,000 shares; 14,945,144 shares issued
       and outstanding                                                  14,945
   Class B voting common stock, $1.00 par value; authorized
       121,500,000 shares; 117,009,869 shares issued
       and outstanding                                                 117,010
   Additional paid-in capital                                          329,489
   Accumulated other comprehensive loss                                (27,508)
   Accumulated deficit                                              (1,083,818)
                                                                   -----------
       Total stockholders' deficit                                    (649,882)
                                                                   -----------

       Total liabilities and stockholders' deficit                 $ 1,127,202
                                                                   ===========

          See accompanying notes to consolidated financial statements.

                     Spiegel, Inc. and Debtor Subsidiaries
                             Debtors-in-Possession
                      Consolidated Statement of Operations
                                  (unaudited)
                                ($000s omitted)


                                                               Six Weeks Ended
                                                                April 26, 2003
                                                               ---------------

Net sales and other revenues:
   Net sales                                                          $172,293
   Finance revenue                                                         294
   Other revenue                                                        19,247
                                                                      --------
                                                                       191,834

Cost of sales and operating expenses:
   Cost of sales, including buying and
       occupancy expenses                                              105,815
   Selling, general and administrative
       expenses                                                        103,451
                                                                      --------
                                                                       209,266

Estimated losses of non-debtors                                        (24,947)

Operating loss                                                         (42,379)

Interest income                                                         (5,131)

                                                                      --------
Loss from operations before reorganization items                       (37,248)
                                                                      --------

Reorganization items, net                                               40,197

                                                                      --------
Loss from operations before income taxes                               (77,445)
                                                                      --------
Income tax benefit                                                           -

                                                                      --------
Net loss from operations                                              $(77,445)
                                                                      ========

          See accompanying notes to consolidated financial statements.

                      Spiegel, Inc. and Debtor Subsidiaries
                              Debtors-in-Possession
                      Consolidated Statement of Cash Flows
                                   (unaudited)
                                 ($000s omitted)

                                                                Six Weeks Ended
                                                                 April 26, 2003
                                                                ---------------
Cash flows from operating activities:
Net loss                                                               $(77,445)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
   Reorganization items, net                                             40,197
   Depreciation and amortization                                          6,853
   Change in assets and liabilities:
       Increase in receivables, net                                      (5,774)
       Decrease in investments/advances to non-debtors                   12,010
       Increase in inventories                                           (9,858)
       Increase in prepaid expenses                                        (331)
       Increase in accounts payable and other accrued liabilities        54,757
       Decrease in refundable income taxes                                  116
                                                                       --------
Net cash provided by operating activities                                20,525
                                                                       --------

Net cash used for reorganization items                                  (11,633)
                                                                       --------
Cash flows from investing activities:
Net reductions to property and equipment                                    155
Net reductions to other assets                                               25
                                                                       --------

Net cash provided by investing activities                                   180
                                                                       --------
Cash flows from financing activities:
Issuance of debt                                                              -
Payment of debt                                                               -
Contribution from minority interest of
  consolidated subsidiary                                                     -
                                                                       --------

Net cash provided by financing activities                                     -
                                                                       --------

Net cash used in discontinued operations                                   (942)
                                                                       --------

Effect of exchange rate changes on cash                                     243
                                                                       --------

Net change in cash and cash equivalents                                   8,374
Cash and cash equivalents at beginning of period                         49,954
                                                                       --------
Cash and cash equivalents at end of period                             $ 58,328
                                                                       ========

          See accompanying notes to consolidated financial statements.

                         Spiegel, Inc. and Subsidiaries
                              Debtors-in-Possession
                   Notes to Consolidated Financial Statements
                                   (unaudited)
                    ($000s omitted, except per share amounts)

(1) Proceedings under Chapter 11 of the Bankruptcy Code
In February 2002, the Company determined, with the lending institutions under its $750 million revolving credit agreement, that a material adverse change had occurred due to the Company's operating performance in the fourth quarter of 2001 and the estimated loss recorded on the sale of the bankcard segment. Accordingly, on February 18, 2002, the borrowing capacity on the credit facility was capped at $700,000, which represented the borrowings outstanding on that date. Additionally, for the reporting period ended December 28, 2002, the Company was in default of the financial covenants and other covenants, on its other non-affiliate loan agreements.

In March 2003, First Consumers National Bank ("FCNB") notified the trustees of its asset backed securitization transactions that a Pay Out Event had occurred on all six series of the Company's asset backed securitizations. A principal source of liquidity for the Company had been its ability to securitize substantially all of the credit card receivables that it generated. The Company was unable to secure alternative sources of financing from its existing lenders or other third parties to provide adequate liquidity to fund the Company's operations. In addition, as a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the bankruptcy court or otherwise as permitted in the ordinary course of business, the Debtors, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for some amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements.

As a result, on March 17, 2003, Spiegel, Inc. and 19 of its subsidiaries (the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The reorganization is being jointly administered under the caption "In re: Spiegel, Inc., et al. Case No. 03-11540 (CB)." Spiegel and these subsidiaries are currently operating their business and managing their properties and assets as debtors-in-possession under the Bankruptcy Code. During the bankruptcy process, the Company will continue to operate its business as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the bankruptcy court.

On March 17, 2003, the bankruptcy court gave interim approval for $150 million of a $400 million senior secured debtor-in-possession financing facility (the "DIP Facility") from Bank of America, N.A., Fleet Retail Finance, Inc. and The CIT Group/Business Credit, Inc. On April 30, 2003, the bankruptcy court granted final approval for the total amount. The DIP facility will be used to supplement the Company's existing cash flow during the reorganization process. Of the DIP Facility, $50 million constitutes a Consumer Credit Card Accounts Facility (the "CCCAF"), which permits the Company to finance consumer receivables generated under credit cards issued directly by the Company's merchant companies. Under the terms of the DIP Facility, the CCCAF will terminate on the earlier of its termination by the Company or 120 days after the final order approving the DIP Facility (August 28, 2003), at which time the amount available under the DIP Facility will reduce to $350 million. On May 12, 2003, the CCCAF was terminated by the Company.

The matters discussed above raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The Company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to a going concern, which contemplate, among other things, realization of assets and payment of liabilities in the normal course of business and in accordance with Statement of Position 90-7 ("SOP 90-7"), "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." Accordingly, all pre-petition liabilities subject to compromise have been segregated in the unaudited Consolidated Balance Sheet and classified as Liabilities subject to compromise, at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization are reported separately as Reorganization items, net in the unaudited Consolidated Statement of Operations. Cash used for reorganization items is disclosed separately in the unaudited Consolidated Statement of Cash Flows. The eventual outcome of the Chapter 11 case is not presently determinable. As a result, the consolidated financial statements do not give effect to any adjustments relating to the recoverability and classification of assets, the amount and classification of liabilities or the effects on existing stockholders' deficit that may occur as a result of the bankruptcy case. The consolidated financial statements also do not give effect to any adjustments relating to the substantial doubt about the ability of the Company to continue as a going concern.

The Company's ability to continue as a going concern will depend upon, among other things, the confirmation of a plan of reorganization, its compliance with the provisions of the DIP facility and its ability to generate cash from operations and obtain financing sufficient to satisfy its future obligations. These challenges are in addition to the operational and competitive challenges the Company's business faces. The Company cannot predict at this time the effect that the Chapter 11 case will have on its operations, particularly its net sales and its access to, and the cost of, goods sold.

(2) Basis of Presentation
The Company has filed its financial statements as of April 26, 2003 and for the six weeks ended April 26, 2003. The Statement of Operations and Statement of Cash Flows represent the results of the debtor entities. The estimated loss of the non-debtor entities included in the Statement of Operations is an estimate, as the non-debtor entities did not close their books and records on or near the date of the bankruptcy filing, March 17, 2003. All financial information contained in this report is unaudited and the Company can give no assurance that the financial information contained herein will not be subject to future adjustment. Specifically, the Company is unable at this time to predict what the independent examiner's report will conclude or whether these conclusions will require any adjustments to the Company's financial statements. In addition, the reorganization process or the formation or consummation of a plan of reorganization may result in the need to adjust the financial statements included in this report.

The consolidated balance sheet includes the accounts of Spiegel, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation. The Company plans to discontinue the bankcard business. The Company has also discontinued charging privileges on all of its private-label credit cards issued by FCNB. On April 28, 2003, the Company announced that it had entered into an agreement with Alliance Data Systems, the terms of which were subsequently approved by the bankruptcy court, to establish a new private-label credit card program for its merchant companies. Implementation of the new credit card program by Alliance Data is to include establishing credit criteria for acquisition, issuing and activating new cards, extending credit to new cardholders, authorizing purchases made with the new cards, customer care and billing and remittance services. The new Alliance Data credit card program will be separate from and have no relation to the Company's existing or prior credit card programs.

The Company will be charged a customary discount fee on all credit transactions. In addition, under the terms of the agreement, payments to the Company for customer purchases made with their Alliance Data-issued cards will be subject to a 20% "holdback" fee. Initially, the holdback will be equal to 20% of the principal portion of the receivable balance financed by Alliance Data at each month end. Alliance Data may draw against the holdback for reimbursement of a portion of its write-offs in connection with customers' failure to pay their credit card accounts under certain circumstances. Upon the Company's emergence from Chapter 11, the holdback will be reduced to 10%, and thereafter would be eliminated upon the Company's satisfaction of certain financial criteria.

(3) Liabilities Subject to Compromise
Under Chapter 11 of the U.S. Bankruptcy Code, certain claims against the Company in existence prior to the filing of petitions for reorganization are stayed while the Company operates as debtors-in-possession. These pre-petition liabilities are expected to be settled as part of the plan of reorganization and are classified in the April 26, 2003 balance sheet as "Liabilities subject to compromise."

Liabilities subject to compromise consist of the following:

                                         April 26,
                                           2003
                                       -------------
Debt                                   $   1,252,857
Trade payables                               130,382
Salaries, wages and employee
  benefits                                     9,676
Other liabilities                             47,589
                                       -------------
Total liabilities subject
  to compromise                        $   1,440,504
                                       =============


Liabilities subject to compromise represent estimates that will change in future periods as a result of reorganization activity and other events that come to management's attention requiring modification to the above estimates. Adjustments may result from negotiations, actions of the bankruptcy court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events. It is anticipated that such adjustments, if any, would be material. Payment terms for these amounts will be established in connection with the bankruptcy case.

(4) Reorganization Items, net:
The net expense resulting from the Company's Chapter 11 filings and subsequent reorganization efforts have been segregated from expenses related to ongoing operations in the consolidated Statement of Operations and includes the following for the six weeks ended April 26, 2003:

Asset impairments                      $      21,603
Financing fees                                 6,150
Interest rate swaps                            6,960
Professional fees                              4,417
Severance                                      1,077
Interest income                                  (25)
Other                                             15
                                       -------------
                                       $      40,197
                                       =============

                                                                      Schedule 1
                         Spiegel, Inc. and Subsidiaries
                             Debtors-in-Possession
                          Consolidating Balance Sheet
                                 April 26, 2003
                                  (unaudited)
              ($000s omitted, except share and per share amounts)

                                                                                                     Eliminations
ASSETS                                                                  Debtors      Non-Debtors    & Adjustments    Consolidated
                                                                      -----------    -----------    -------------    ------------
Current assets:
   Cash and cash equivalents                                          $    58,328      $  49,038        $ (45,848)    $    61,518
   Receivables, net                                                        59,440        107,127         (101,962)         64,605
   Inventories                                                            417,139              -                -         417,139
   Prepaid expenses                                                        82,921          6,421           (2,116)         87,226
   Refundable income taxes                                                  1,066              -                -           1,066
   Deferred income taxes                                                        0         12,527          (12,527)              0
                                                                      -----------      ---------        ---------     -----------
       Total current assets                                               618,894        175,113         (162,453)        631,554
                                                                      -----------      ---------        ---------     -----------

Investments in and advances to/from affiliates, net                       104,966       (629,098)         524,132               -
Property and equipment, net                                               287,327          8,038           (7,930)        287,435
Intangible assets, net                                                    135,721              -                -         135,721
Other assets                                                               64,686         26,362          (18,556)         72,492
                                                                      -----------      ---------        ---------     -----------

       Total assets                                                   $ 1,211,594      $(419,585)        $335,193     $ 1,127,202
                                                                      ===========      =========        =========     ===========
LIABILITIES and STOCKHOLDERS' DEFICIT

Liabilities not subject to compromise
   Current liabilities:
       Accounts payable and accrued liabilities                       $   261,019      $  91,795        $ (77,324)    $   275,490
       Current portion of long-term debt                                   48,000              -                -          48,000
       Net liabilities of discontinued operations                         111,953              -          (98,863)         13,090
                                                                      -----------      ---------        ---------     -----------
       Total current liabilities                                          420,972         91,795         (176,187)        336,580
                                                                      -----------      ---------        ---------     -----------
   Long-term debt, excluding current portion                                    -            100             (100)              -
   Deferred income taxes                                                        -         12,527          (12,527)              -
                                                                      -----------      ---------        ---------     -----------
       Total liabilities not subject to compromise                        420,972        104,422         (188,814)        336,580
                                                                      -----------      ---------        ---------     -----------
Liabilities subject to compromise                                       1,440,504              -                -       1,440,504

       Total liabilities                                                1,861,476        104,422         (188,815)      1,777,084
                                                                      -----------      ---------        ---------     -----------
Stockholders' deficit:
   Class A non-voting common stock, $1.00 par value; authorized
       16,000,000 shares; 14,945,144 shares issued
       and outstanding                                                     14,945              -                -          14,945
   Class B voting common stock, $1.00 par value;
       authorized 121,500,000 shares;
       117,009,869 shares issued and outstanding                          117,010         26,247          (26,247)        117,010
   Additional paid-in capital                                             329,489        255,093         (255,093)        329,489
   Accumulated other comprehensive loss                                   (27,508)             -                -         (27,508)
   Accumulated deficit                                                 (1,083,818)      (805,347)         805,347      (1,083,818)
                                                                      -----------       --------        ---------     -----------
       Total stockholders' deficit                                       (649,882)      (524,007)         524,007        (649,882)
                                                                      -----------       --------        ---------     -----------

       Total liabilities and stockholders' deficit                    $ 1,211,594      $(419,585)       $ 335,193     $ 1,127,202
                                                                      ===========      =========        =========     ===========

                                                                      Schedule 2

                     Spiegel, Inc. and Debtor Subsidiaries

                               Cash Disbursements

                 For the period from March 17 to April 26, 2003
                                ($000s omitted)

                                 Spiegel   Newport   Spiegel Group    Eddie
                                 Catalog    News     Teleservices     Bauer       DFS     Spiegel Mgmt.  Spiegel, Inc.     Total
                                --------  --------   -------------  ---------   -------   -------------  -------------   ---------
Disbursements

   Refunds to FCNB                  --         --              --         --        --              --             --          --
   Accounts Payable              (7,495)   (2,389)           (184)   (93,435)   (2,135)             --             --    (105,638)
   Merchandise Payments         (10,952)   (6,800)             --         --      (404)             --             --     (18,156)
   Otto Payments                 (2,283)   (1,437)             --         --        --              --             --      (3,720)
   Payroll                       (4,822)   (2,715)         (3,727)   (12,934)   (4,846)             --         (2,070)    (31,114)
   Taxes                             --        --              --         --        --              --             --          --
   Bonus                             --        --              --         --        --              --             --          --
   Transportation                  (321)     (594)             --         --        --              --             --        (915)
   Postage                       (4,618)   (4,974)             --         --    (1,326)             --             --     (10,918)
   US Customs                    (1,500)     (659)             --         --        --              --             --      (2,159)
   Rent                          (1,025)     (230)           (180)        --        --              --             --      (1,435)
   Group Insurance                   --        --              --         --        --              --         (3,347)     (3,347)
   Professional Fees                 --        --              --         --        --              --             --          --
   Pre-Petition Payments             --        --              --         --        --              --             --          --
   Deposits                          --        --              --         --        --              --             --          --
   Other                           (194)   (3,355)           (471)       (58)       --            (720)       (10,966)    (15,764)
   Debt Interest and Fees            --        --              --         --        --              --         (5,688)     (5,688)
                                --------  --------   -------------  ---------   -------   -------------  -------------   ---------
                                (33,210)  (23,153)         (4,562)  (106,427)   (8,711)           (720)       (22,071)   (198,854)

MEMO:
  The following additional debtor legal entities had cash disbursements during the period and have been aggregated in the above numbers:
     Spiegel Group Teleservices-Canada's portion under Spiegel Group
       Teleservices: (1,743)
     Eddie Bauer of Canada's portion under Eddie Bauer: (4,561)
     Gemini Credit Services' portion under Spiegel, Inc.: (5)
     Spiegel Marketing Corp.'s portion under Newport News: (3)

                                                                      Schedule 3
                     Spiegel, Inc. and Debtor Subsidiaries

                             Additional Information

                 For the Period from March 17 to April 26, 2003
                                  (unaudited)
                                ($000s omitted)

Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld
-------------------------------------------------------------------------------

All wages and salaries paid (GROSS) or incurred:                                     $  35,144

The amount of payroll taxes withheld:
                                                     Federal (FIT, FICA, FUTA)       $   7,187
                                                     State (SIT, SUI)                    1,132
                                                     Local Taxes                           136
                                                     State Disability (SDI/UC)              18

The amount of employer payroll tax contributions incurred:
                                                     FICA                            $   2,515


Gross taxable sales                                                                  $ 172,293
Sales tax collected                                                                     10,068
Property taxes                                                                               5
Any other taxes                                                                            320

Date and amount paid over to each taxing agency for taxes:

   Date           Federal         State           Local      State Disability
----------      ----------      ----------      ----------   ----------------
03/17/2003      $    2,660      $       74      $      -            $       4
03/18/2003             -                30             -                  -
03/19/2003             -               139             -                  -
03/28/2003             -               -                34                -
03/31/2003           2,200              71               5                  3
04/01/2003             -                49              10                -
04/02/2003             -                75               2                -
04/03/2003             -                70             -                  -
04/10/2003             -                20               4                -
04/11/2003             -                 2              28                -
04/14/2003           2,241              96               3                  4
04/15/2003             -                64               9                -
04/16/2003             -                67             -                  -
04/17/2003             -                23             -                  -
04/18/2003             -                61             -                  -
04/22/2003             -                 5               4                -
04/24/2003             -               177             -                    4
04/25/2003             -                 2             -                  -

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